BY-LAWS
OF
MORGAN STANLEY CALIFORNIA
TAX-FREE DAILY INCOME TRUST
Amended and Restated as of December 8, 2015
ARTICLE I
Definitions
   The terms "Commission," "Declaration,"
"Distributor," "Investment Adviser," "Majority
Shareholder Vote," "1940 Act," "Shareholder,"
"Shares,""Transfer Agent," "Trust," "Trust
Property," and "Trustees" have the respective meanings given them in the Declaration of Trust of Morgan Stanley California Tax-Free Daily
Income Trust dated April 25, 1988, as amended from time to time.
ARTICLE II
Offices
   SECTION 2.1. Principal Office. Until changed by the Trustees, the principal office of the Trust in the Commonwealth of Massachusetts shall be in the City of Boston, County of Suffolk.
   SECTION 2.2. Other Offices. In addition to its principal office in the Commonwealth of Massa-chusetts, the Trust may have an office or offices in the City of New York, State of New York, and at such other places within and without the Commonwealth as the Trustees may from time to time designate or the business of the Trust may require.
ARTICLE III
Shareholders' Meetings
   SECTION 3.1. Place of Meetings. Meetings of
Shareholders shall be held at such place, within or without the Commonwealth of Massachusetts, as may be designated from time to time by the Trustees.
   SECTION 3.2. Meetings. Meetings of
Shareholders of the Trust shall be held whenever called by the Trustees or the President of the Trust and whenever election of a Trustee or Trustees by Shareholders is required by the provisions of
Section 16(a) of the 1940 Act, for that purpose.
Meetings of Shareholders shall also be called by the Secretary upon the written request of the holders of Shares entitled to vote as otherwise required by Section 16(c) of the 1940 Act and to the extent required by the corporate or business statute of any state in which the Shares of the Trust are sold, as made applicable to the Trust by the provisions of Section 2.3 of the Declaration. Such request shall state the purpose or purposes of such meeting and the matters proposed to be acted on thereat. Except to the extent otherwise required by
Section 16(c) of the 1940 Act, as made applicable to the Trust by the provisions of Section 2.3 of the Declaration, the Secretary shall inform such Shareholders of the reasonable estimated cost of preparing and mailing such notice of the meeting, and upon payment to the Trust of such costs, the Secretary shall give notice stating the purpose or purposes of the meeting to all entitled to vote at such meeting. No meeting need be called upon the request of the holders of Shares entitled to cast less than a majority of all votes entitled to be cast at such meeting, to consider any matter which is substantially the same as a matter voted upon at any meeting of Shareholders held during the preceding twelve months.
   SECTION 3.3. Notice of Meetings. Written or printed notice of every Shareholders' meeting stating the place, date, and purpose or purposes thereof, shall be given by the Secretary not less than ten (10) nor more than ninety (90) days before such meeting to each Shareholder entitled to vote at such meeting.
Such notice shall be deemed to be given when deposited in the United States mail, postage prepaid, directed to the Shareholder at his address as it appears on the records of the Trust.


   SECTION 3.4. Quorum and Adjournment of
Meetings. Except as otherwise provided by law, by
the Declaration or by these By-Laws, at all meetings
of Shareholders, the holders of a majority of the
Shares issued and outstanding and entitled to vote
thereat, present in person or represented by proxy,
shall be requisite and shall constitute a quorum for
the transaction of business. In the absence of a
quorum, the chairman of the meeting, an officer of
the Trust or the Shareholders present or represented
by proxy and entitled to vote thereat shall have the
power to adjourn the meeting from time to time. If
the power of Shareholders to adjourn is invoked, then
the affirmative vote of the holders of a majority of
the Shares then present in person or represented by
proxy shall be required to adjourn any meeting. Any
adjourned meeting may be reconvened without
further notice or change in record date. At any
reconvened meeting at which a quorum shall be
present, any business may be transacted that might
have been transacted at the meeting as originally
called. The chairman of the meeting, an officer of the
Trust or the Shareholders present in person or
represented by proxy at any meeting and entitled to
vote thereat also shall have the power to adjourn the
meeting from time to time if the vote required to
approve or reject any proposal described in the
original notice of such meeting is not obtained (with
proxies being voted for or against adjournment
consistent with the votes for and against the proposal
for which the required vote has not been obtained).
SECTION 3.5. Voting Rights, Proxies. At each
meeting of Shareholders, each holder of record of
Shares entitled to vote thereat shall be entitled to one
vote in person or by proxy for each Share of
beneficial interest of the Trust and for the fractional
portion of one vote for each fractional Share entitled
to vote so registered in his or her name on the
records of the Trust on the date fixed as the record
date for the determination of Shareholders entitled to
vote at such meeting. Without limiting the manner in
which a Shareholder may authorize another person
or persons to act for such Shareholder as proxy
pursuant hereto, the following shall constitute a
valid means by which a Shareholder may grant such
authority:
(i)	A Shareholder may execute a writing
authorizing another person or persons to act for such
Shareholder as proxy. Execution may be
accomplished by the Shareholder or such
Shareholder's authorized officer, director, employee,
attorney-in-fact or another agent signing such writing
or causing such person's signature to be affixed to
such writing by any reasonable means including, but
not limited to, by facsimile or telecopy signature. No
written evidence of authority of a Shareholder's
authorized officer, director, employee, attorney-in-
fact or other agent shall be required; and
                                     (ii)	A
Shareholder may authorize another person or persons to act for such Shareholder as proxy by transmitting or authorizing the transmission of a telegram or cablegram or by other means of telephonic, electronic or computer transmission to the person who will be the holder of the proxy or to a proxy solicitation firm, proxy support service organization or like agent duly authorized by the person who will be the holder of the proxy to receive such transmission, provided that any such telegram or cablegram or other means of telephonic, electronic or computer transmission must either set forth or be submitted with information from which it can be determined that the telegram, cablegram or other transmission was authorized by the Shareholder.
                                       No proxy
shall be valid after eleven months from its date, unless otherwise provided in the proxy. At all meetings of Shareholders, unless the voting is conducted by inspectors, all questions relating to the qualification of voters and the validity of proxies and the acceptance or rejection of votes shall be decided by the chairman of the meeting. In determining whether a telegram, cablegram or other electronic transmission is valid, the chairman or inspector, as the case may be, shall specify the information upon which he or she relied. Pursuant to a resolution of a majority of the Trustees, proxies may be solicited in the name of one or more Trustees or Officers of the Trust. Proxy solicitations may be made in writing or by using telephonic or other electronic solicitation procedures that include appropriate methods of verifying the identity of the Shareholder and confirming any instructions given thereby.
SECTION 3.6. Vote Required. Except as otherwise provided by law, by the Declaration of Trust, or by these By-Laws, at each meeting of Shareholders at which a quorum is present, all matters shall be decided by Majority Shareholder Vote.
                                      SECTIO
N 3.7. Inspectors of Election. In advance of any meeting of Shareholders, the Trustees may appoint Inspectors of Election to act at the meeting or any adjournment thereof. If Inspectors of Election are not so appointed, the chairman of any meeting of Shareholders may, and on the request of any Shareholder or his proxy shall, appoint Inspectors of Election of the meeting. In case any person appointed as Inspector fails to appear or fails or refuses to act, the vacancy may be filled by appointment made by the Trustees in advance of the convening of the meeting or at the meeting by the person acting as chairman. The Inspectors of Election shall determine the number of Shares outstanding, the Shares represented at the meeting, the existence of a quorum, the authenticity, validity and effect of proxies, shall receive votes, ballots or consents, shall hear and determine all challenges and questions in any way arising in connection with the right to vote, shall count and tabulate all votes or consents, determine the results, and do such other acts as may be proper to conduct the election or vote with fairness to all Shareholders. On request of the chairman of the meeting, or of any Shareholder or his proxy, the Inspectors of Election shall make a report in writing of any challenge or question or matter determined by them and shall execute a certificate of any facts found by them.
SECTION 3.8. Inspection of Books and Records.
Shareholders shall have such rights and procedures of inspection of the books and records of the Trust as are granted to Shareholders under Section 32 of the Business Corporation Law of the Commonwealth of
Massachusetts.
SECTION 3.9. Action by Shareholders Without
Meeting. Except as otherwise provided by law, the provisions of these By-Laws relating to notices and meetings to the contrary notwithstanding, any action required or permitted to be taken at any meeting of Shareholders may be taken without a meeting if a majority of the Shareholders entitled to vote upon the action consent to the action in writing and such consents are filed with the records of the Trust. Such consent shall be treated for all purposes as a vote taken at a meeting of Shareholders.
SECTION 3.10. Presence at Meetings. Presence at meetings of shareholders requires physical attendance by the shareholder or his or her proxy at the meeting site and does not encompass attendance by telephonic or other electronic means.
ARTICLE IV
Trustees
SECTION 4.1. Meetings of the Trustees. The Trustees may in their discretion provide for regular or special meetings of the Trustees. Regular meetings of the Trustees may be held at such time and place as shall be determined from time to time by the Trustees without further notice. Special meetings of the Trustees may be called at any time by the President and shall be called by the President or the Secretary upon the written request of any two (2) Trustees.
                                       SECTIO
N 4.2. Notice of Special Meetings. Written notice of special meetings of the Trustees, stating the place, date and time thereof, shall be given not less than two (2) days before such meeting to each Trustee, personally, by telegram, by mail, or by leaving such notice at his place of residence or usual place of business. If mailed, such notice shall be deemed to be given when deposited in the United States mail, postage prepaid, directed to the Trustee at his address as it appears on the records of the Trust. Subject to the provisions of the 1940 Act, notice or waiver of notice need not specify the purpose of any special meeting.
                                    SECTION
4.3. Telephone Meetings. Subject to the provisions of the 1940 Act, any Trustee, or any member or members of any committee designated by the Trustees, may participate in a meeting of the Trustees, or any such committee, as the case may be, by means of a conference telephone or similar communications equipment if all persons participating in the meeting can hear each other at the same time. Participation in a meeting by these means constitutes presence in person at the meeting.
                                    SECTION
4.4. Quorum, Voting and Adjournment of Meetings. At all meetings of the Trustees, a majority of the Trustees shall be requisite to and shall constitute a quorum for the transaction of business. If a quorum is present, the affirmative vote of a majority of the Trustees present shall be the act of the Trustees, unless the concurrence of a greater proportion is expressly required for such action by law, the Declaration or these By-Laws. If at any meeting of the Trustees there be less than a quorum present, the Trustees present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall have been obtained.

                                    SECTION
4.5. Action by Trustees Without Meeting. The provisions
of these By-Laws covering notices and meetings to the contrary notwithstanding, and except as required by law, any action required or permitted to be taken at any
meeting of the Trustees may be taken without a meeting if
a consent in writing setting forth the action shall be signed by all of the Trustees entitled to vote upon the action and such written consent is filed with the minutes of proceedings of the Trustees.
                                    SECTION
4.6. Expenses and Fees. Each Trustee may be allowed
expenses, if any, for attendance at each regular or special meeting of the Trustees, and each Trustee who is not an officer or employee of the Trust or of its investment manager or underwriter or of any corporate affiliate of
any of said persons shall receive for services rendered as a Trustee of the Trust such compensation as may be fixed by the Trustees. Nothing herein contained shall be
construed to preclude any Trustee from serving the Trust
in any other capacity and receiving compensation
therefor.
                                    SECTION
4.7. Execution of Instruments and Documents and
Signing of Checks and Other Obligations and Transfers.
All instruments, documents and other papers shall be
executed in the name and on behalf of the Trust and all checks, notes, drafts and other obligations for the payment of money by the Trust shall be signed, and all transfer of securities standing in the name of the Trust shall be executed, by the Chairman, the President, any
Vice President or the Treasurer or by any one or more officers or agents of the Trust as shall be designated for that purpose by vote of the Trustees; notwithstanding the above, nothing in this Section 4.7 shall be deemed to preclude the electronic authorization, by designated persons, of the Trust's Custodian (as described herein in
Section 9.1) to transfer assets of the Trust, as provided
for herein in Section 9.1.
                                    SECTION
4.8. Indemnification of Trustees, Officers, Employees
and Agents. (a) The Trust shall indemnify any person
who was or is a party or is threatened to be made a party
to any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Trust) by reason of the fact that he is or was a
Trustee, officer, employee, or agent of the Trust. The indemnification shall be against expenses, including attorneys' fees, judgments, fines, and amounts paid in settlement, actually and reasonably incurred by him in connection with the action, suit, or proceeding, if he acted in good faith and in a manner he reasonably
believed to be in or not opposed to the best interests of
the Trust, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action,
suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to
the best interests of the Trust, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.
(b)	The Trust shall indemnify any person who
was or is a party or is threatened to be made a party
to any threatened, pending or completed action or
suit by or on behalf of the Trust to obtain a judgment
or decree in its favor by reason of the fact that he is
or was a Trustee, officer, employee, or agent of the
Trust. The indemnification shall be against expenses, including attorneys' fees actually and reasonably incurred by him in connection with the defense or
settlement of the action or suit, if he acted in good
faith and in a manner he reasonably believed to be in
or not opposed to the best interests of the Trust;
except that no indemnification shall be made in
respect of any claim, issue, or matter as to which the
person has been adjudged to be liable for negligence
or misconduct in the performance of his duty to the
Trust, except to the extent that the court in which the action or suit was brought, or a court of equity in the county in which the Trust has its principal office, determines upon application that, despite the adjudication of liability but in view of all
circumstances of the case, the person is fairly and reasonably entitled to indemnity for those expenses which the court shall deem proper, provided such
Trustee, officer, employee or agent is not adjudged to
be liable by reason of his willful misfeasance, bad
faith, gross negligence or reckless disregard of the
duties involved in the conduct of his office.
   (c)	To the extent that a Trustee, officer,
employee, or agent of the Trust has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsection (a) or (b) or in defense of any claim, issue or matter therein, he shall be indemnified against expenses, including attorneys' fees, actually and reasonably incurred by him in connection therewith.

    (d) (1) Unless a court orders otherwise, any
indemnification under subsections (a) or (b) of this
section may be made by the Trust only as authorized
in the specific case after a determination that
indemnification of the Trustee, officer, employee, or
agent is proper in the circumstances because he has
met the applicable standard of conduct set forth in
subsections (a) or (b).
(2) The determination shall be made:
       (i)	By the Trustees, by a majority vote of
a quorum which consists of Trustees who were not
parties to the action, suit or proceeding; or
       (ii)	 If the required quorum is not
obtainable, or if a quorum of disinterested Trustees so
directs, by independent legal counsel in a written
opinion; or
       (iii)	By the Shareholders.
   (3) Notwithstanding any provision of this Section
4.8, no person shall be entitled to indemnification for
any liability, whether or not there is an adjudication of
liability, arising by reason of willful misfeasance, bad
faith, gross negligence, or reckless disregard of duties
as described in Section 17(h) and (i) of the Investment
Company Act of 1940 ("disabling conduct"). A
person shall be deemed not liable by reason of
disabling conduct if, either:
       (i) a final decision on the merits is made by a
court or other body before whom the proceeding was
brought that the person to be indemnified
("indemnitee") was not liable by reason of disabling
conduct; or
       (ii) in the absence of such a decision, a
reasonable determination, based upon a review of the
facts, that the indemnitee was not liable by reason of
disabling conduct, is made by either-
   (A)	a majority of a quorum of Trustees who are
neither "interested persons" of the Trust, as defined in
Section 2(a)(19) of the Investment Company Act of
1940, nor parties to the action, suit or proceeding, or
         (B)	an independent legal counsel in a
written opinion.
(e) Expenses, including attorneys' fees, incurred by a
Trustee, officer, employee or agent of the Trust in
defending a civil or criminal action, suit or proceeding
may be paid by the Trust in advance of the final
disposition thereof if:
(1)	authorized in the specific case by the
Trustees; and
(2)	the Trust receives an undertaking by or on
behalf of the Trustee, officer, employee or agent of the
Trust to repay the advance if it is not ultimately
determined that such person is entitled to be
indemnified by the Trust; and
(3)	either, (i) such person provides a security for
his undertaking, or (ii) the Trust is insured against
losses by reason of any lawful advances, or
 (iii) a determination, based on a review of readily
available facts, that there is reason to believe that such
person ultimately will be found entitled to
indemnification, is made by either-
(A) a majority of a quorum which consists of
Trustees who are neither "interested persons" of the
Trust, as defined in Section 2(a)(19) of the 1940 Act,
nor parties to the action, suit or proceeding, or
(B) an independent legal counsel in a written
opinion.
(f) The indemnification provided by this Section shall
not be deemed exclusive of any other rights to which a
person may be entitled under any by-law, agreement,
vote of Shareholders or disinterested Trustees or
otherwise, both as to action in his official capacity and
as to action in another capacity while holding the
office, and shall continue as to a person who has
ceased to be a Trustee, officer, employee, or agent and
inure to the benefit of the heirs, executors and
administrators of such person; provided that no person
may satisfy any right of indemnity or reimbursement
granted herein or to which he may be otherwise
entitled except out of the property of the Trust, and no
Shareholder shall be personally liable with respect to
any claim for indemnity or reimbursement or
otherwise.
(g)	The Trust may purchase and maintain
insurance on behalf of any person who is or was a
Trustee, officer, employee, or agent of the Trust,
against any liability asserted against him and incurred
by him in any such capacity, or arising out of his status
as such. However, in no event will the Trust purchase
insurance to indemnify any officer or Trustee against
liability for any act for which the Trust itself is not
permitted to indemnify him.
   (h)	Nothing contained in this Section shall be
construed to protect any Trustee or officer of the Trust against any liability to the Trust or to its security holders to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office.
ARTICLE V
Committees
   SECTION 5.1. Executive and Other Committees.
The Trustees, by resolution adopted by a majority of the Trustees, may designate an Executive Committee and/or committees, each committee to consist of two
(2) or more of the Trustees of the Trust and may delegate to such committees, in the intervals between meetings of the Trustees, any or all of the powers of the Trustees in the management of the business and affairs of the Trust. In the absence of any member of any such committee, the members thereof present at any meeting, whether or not they constitute a quorum, may appoint a Trustee to act in place of such absent member. Each such committee shall keep a record of its proceedings.
   The Executive Committee and any other
committee shall fix its own rules or procedure, but the presence of at least fifty percent (50%) of the members of the whole committee shall in each case be necessary to constitute a quorum of the committee and the affirmative vote of the majority of the members of the committee present at the meeting shall be necessary to take action.
   All actions of the Executive Committee shall be reported to the Trustees at the meeting thereof next succeeding to the taking of such action.
   SECTION 5.2. Advisory Committee. The Trustees may appoint an advisory committee which shall be composed of persons who do not serve the Trust in any other capacity and which shall have advisory functions with respect to the investments of the Trust but which shall have no power to determine that any security or other investment shall be purchased, sold or otherwise disposed of by the Trust. The number of persons constituting any such advisory committee shall be determined from time to time by the Trustees.
The members of any such advisory committee may receive compensation for their services and may be allowed such fees and expenses for the attendance at meetings as the Trustees may from time to time determine to be appropriate.
   SECTION 5.3. Committee Action Without
Meeting. The provisions of these By-Laws covering notices and meetings to the contrary notwithstanding, and except as required by law, any action required or permitted to be taken at any meeting of any Committee of the Trustees appointed pursuant to
Section 5.1 of these By-Laws may be taken without a meeting if a consent in writing setting forth the action shall be signed by all members of the Committee entitled to vote upon the action and such written consent is filed with the records of the proceedings of the Committee.
ARTICLE VI
Officers
   SECTION 6.1. Executive Officers. The executive officers of the Trust shall be a Chairman, a Principal
Executive Officer, a President, a Chief Financial
Officer, one or more Vice Presidents, a Secretary and a Treasurer. The Chairman shall be selected from among the Trustees but none of the other executive officers need be a Trustee. Two or more offices, except those of President and any Vice
President, may be held by the same person, but no officer shall execute, acknowledge or verify any instrument in more than one capacity. The executive officers of the Trust shall be elected annually by the Trustees and each executive officer so elected shall hold office until his or her successor is elected and has qualified.
   SECTION 6.2. Other Officers and Agents. The
Trustees may also elect one or more Assistant Vice
Presidents, Assistant Secretaries and Assistant
Treasurers and may elect, or may delegate to the Chairman the power to appoint, such other officers and agents as the Trustees shall at any time or from time to time deem advisable.
   SECTION 6.3. Term and Removal and
Vacancies. Each officer of the Trust shall hold office until his or her successor is elected and has qualified. Any officer or agent of the Trust may be removed by the Trustees whenever, in their judgment, the best interests of the Trust will be served thereby, but such removal shall be without prejudice to the contractual rights, if any, of the person so removed.
   SECTION 6.4. Compensation of Officers. The compensation of officers and agents of the Trust shall be fixed by the Trustees, or by the Chairman to the extent provided by the Trustees with respect to officers appointed by the Chairman.
   SECTION 6.5. Powers and Duties. All officers and agents of the Trust, as between themselves and the Trust, shall have such authority and perform such duties in the management of the Trust as may be provided in or pursuant to these By-Laws or, to the extent not so provided, as may be prescribed by the Trustees; provided that no rights of any third party shall be affected or impaired by any such By-Law or resolution of the Trustees unless such third party has knowledge thereof.
   SECTION 6.6. The Chairman. The Chairman
shall preside at all meetings of the Shareholders and of the Trustees and shall perform such other duties as the Trustees may from time to time prescribe.
   SECTION 6.7. The President. The President shall have general and active management of the business of the Trust. He or she shall see that all orders and resolutions of the Board of Trustees are carried into effect. He or she shall have such other duties as may be prescribed from time to time by the Board of Trustees. The President shall be authorized to delegate to one or more Vice Presidents such of his or her powers and duties at such times and in such manner as he or she may deem advisable.
   SECTION 6.7.1. The Principal Executive Officer.
The Principal Executive Officer shall be considered the principal executive officer of the Trust for purposes of Section 6 of the Securities Act of 1933, as amended, and shall have the responsibility conferred upon the principal executive officer of an issuer under the Sarbanes-Oxley Act of 2002.
   SECTION 6.8. The Vice Presidents. The Vice
Presidents shall be of such number and shall have such titles as may be determined from time to time by the Trustees. The Vice President, or, if there shall be more than one, the Vice Presidents in such order as may be determined from time to time by the Trustees or the Chairman, shall, in the absence or disability of the President, exercise the powers and perform the duties of the President, and shall perform such other duties as the Trustees or the Chairman may from time to time prescribe.
   SECTION 6.9. The Assistant Vice Presidents. The
Assistant Vice President, or, if there shall be more than one, the Assistant Vice Presidents in such order as may be determined from time to time by the Trustees or the Chairman, shall perform such duties and have such powers as may be assigned them from time to time by the Trustees or the Chairman.
   SECTION 6.10. The Secretary. The Secretary shall attend all meetings of the Trustees and all meetings of the Shareholders and record all the proceedings of the meetings of the Shareholders and of the Trustees in a book to be kept for that purpose, and shall perform like duties for the standing committees when required. He or she shall give, or cause to be given, notice of all meetings of the Shareholders and special meetings of the Trustees, and shall perform such other duties and have such powers as the Trustees or the Chairman may from time to time prescribe. He or she shall keep in safe custody the seal of the Trust and affix or cause the same to be affixed to any instrument requiring it, and, when so affixed, it shall be attested by his or her signature or by the signature of an Assistant
Secretary.

   SECTION 6.11. The Assistant Secretaries. The
Assistant Secretary, or, if there shall be more than
one, the Assistant Secretaries in such order as may be
determined from time to time by the Trustees or the
Chairman, shall, in the absence or disability of the
Secretary, perform the duties and exercise the powers
of the Secretary and shall perform such duties and
have such other powers as the Trustees or the
Chairman may from time to time prescribe.
   SECTION 6.12. The Treasurer. The Treasurer
shall perform such duties as the Board of Trustees or
the President may from time to time prescribe.
   SECTION 6.13. The Assistant Treasurers. The
Assistant Treasurer, or, if there shall be more than
one, the Assistant Treasurers in such order as may be
determined from time to time by the Trustees or the
Chairman, shall, in the absence or disability of the
Treasurer, perform the duties and exercise the powers
of the Treasurer and shall perform such other duties
and have such other powers as the Trustees or the
Chairman may from time to time prescribe.
SECTION 6.14. The Chief Financial Officer. The
Chief Financial Officer shall keep or cause to be kept
full and accurate accounts of receipts and
disbursements in books belonging to the Trust, and he
or she shall render to the Trustees and the President,
whenever any of them require it, an account of his or
her transactions as Chief Financial Officer and of the
financial condition of the Trust, and he or she shall
perform such other duties as the Trustees or the
President may from time to time prescribe. He or she
shall be considered the principal financial officer of
the Trust for purposes of Section 6 of the Securities
Act of 1933, as amended, and shall have the
responsibility conferred upon the principal financial
officer of an issuer under the Sarbanes-Oxley Act of
2002.
SECTION 6.15. Delegation of Duties. Whenever an
officer is absent or disabled, or whenever for any
reason the Trustees may deem it desirable, the
Trustees may delegate the powers and duties of an
officer or officers to any other officer or officers or to
any Trustee or Trustees.
ARTICLE VII
Dividends and Distributions
Subject to any applicable provisions of law and the
Declaration, dividends and distributions upon the
Shares may be declared at such intervals as the
Trustees may determine, in cash, in securities or other
property, or in Shares, from any sources permitted by
law, all as the Trustees shall from time to time
determine.
Inasmuch as the computation of net income and net
profits from the sales of securities or other properties
for federal income tax purposes may vary from the
computation thereof on the records of the Trust, the
Trustees shall have power, in their discretion, to
distribute as income dividends and as capital gain
distributions, respectively, amounts sufficient to
enable the Trust to avoid or reduce liability for federal
income taxes.
ARTICLE VIII
Certificates of Shares
SECTION 8.1. Certificates of Shares. Certificates for
Shares of each series or class of Shares shall be in
such form and of such design as the Trustees shall
approve, subject to the right of the Trustees to change
such form and design at any time or from time to
time, and shall be entered in the records of the Trust
as they are issued. Each such certificate shall bear a
distinguishing number; shall exhibit the holder's
name and certify the number of full Shares owned by
such holder; shall be signed by or in the name of the
Trust by the President, or a Vice President, and
countersigned by the Secretary or an Assistant
Secretary or the Treasurer and an Assistant Treasurer
of the Trust; and shall contain such recitals as may be
required by law. Where any certificate is signed by a
Transfer Agent or by a Registrar, the signature of
such officers may be facsimile, printed or engraved.
The Trust may, at its option, determine not to issue a
certificate or certificates to evidence Shares owned of
record by any Shareholder.
In case any officer or officers who shall have signed,
or whose facsimile signature or signatures shall
appear on, any such certificate or certificates shall
cease to be such officer or officers of the Trust,
whether because of death, resignation or otherwise,
before such certificate or certificates shall have been
delivered by the Trust, such certificate or certificates
shall, nevertheless, be adopted by the Trust and be
issued and delivered as though the person or persons
who signed such certificate or certificates or whose
facsimile signature or signatures shall appear therein
had not ceased to be such officer or officers of the
Trust.
No certificate shall be issued for any share until
such share is fully paid.
SECTION 8.2. Lost, Stolen, Destroyed and
Mutilated Certificates. The Trustees may direct a
new certificate or certificates to be issued in place of
any certificate or certificates theretofore issued by
the Trust alleged to have been lost, stolen or
destroyed, upon satisfactory proof of such loss, theft,
or destruction; and the Trustees may, in their
discretion, require the owner of the lost, stolen or
destroyed certificate, or his legal representative, to
give to the Trust and to such Registrar, Transfer
Agent and/or Transfer Clerk as may be authorized or
required to countersign such new certificate or
certificates, a bond in such sum and of such type as
they may direct, and with such surety or sureties, as
they may direct, as indemnity against any claim that
may be against them or any of them on account of or
in connection with the alleged loss, theft or
destruction of any such certificate.
ARTICLE IX
Custodian
SECTION 9.1. Appointment and Duties. The Trust
shall at times employ a bank or trust company having
capital, surplus and undivided profits of at least five
million dollars ($5,000,000) as custodian with
authority as its agent, but subject to such restrictions,
limitations and other requirements, if any, as may be
contained in these By-Laws and the 1940 Act:
(1)	to receive and hold the securities owned by
the Trust and deliver the same upon written or
electronically transmitted order;
(2)	to receive and receipt for any moneys due to
the Trust and deposit the same in its own banking
department or elsewhere as the Trustees may direct;
(3)	to disburse such funds upon orders or
vouchers;
all upon such basis of compensation as may be agreed
upon between the Trustees and the custodian. If so
directed by a Majority Shareholder Vote, the
custodian shall deliver and pay over all property of
the Trust held by it as specified in such vote.
The Trustees may also authorize the custodian to
employ one or more sub-custodians from time to time
to perform such of the acts and services of the
custodian and upon such terms and conditions as may
be agreed upon between the custodian and such sub-
custodian and approved by the Trustees.
SECTION 9.2. Central Certificate System. Subject
to such rules, regulations and orders as the
Commission may adopt, the Trustees may direct the
custodian to deposit all or any part of the securities
owned by the Trust in a system for the central
handling of securities established by a national
securities exchange or a national securities
association registered with the Commission under
the Securities Exchange Act of 1934, or such other
person as may be permitted by the Commission, or
otherwise in accordance with the 1940 Act, pursuant
to which system all securities of any particular class
or series of any issuer deposited within the system
are treated as fungible and may be transferred or
pledged by bookkeeping entry without physical
delivery of such securities, provided that all such
deposits shall be subject to withdrawal only upon
the order of the Trust.
ARTICLE X
Waiver of Notice
Whenever any notice of the time, place or purpose of
any meeting of Shareholders, Trustees, or of any
committee is required to be given in accordance with
law or under the provisions of the Declaration or these
By-Laws, a waiver thereof in writing, signed by the
person or persons entitled to such notice and filed
with the records of the meeting, whether before or
after the holding thereof, or actual attendance at the
meeting of shareholders, Trustees or committee, as
the case may be, in person, shall be deemed
equivalent to the giving of such notice to such person.
ARTICLE XI
Miscellaneous
SECTION 11.1. Location of Books and Records. The
books and records of the Trust may be kept outside
the Commonwealth of Massachusetts at such place or
places as the Trustees may from time to time
determine, except as otherwise required by law.
SECTION 11.2. Record Date. The Trustees may fix
in advance a date as the record date for the purpose
of determining the Shareholders entitled to (i)
receive notice of, or to vote at, any meeting of
Shareholders, or (ii) receive payment of any
dividend or the allotment of any rights, or in order
to make a determination of Shareholders for any
other proper purpose. The record date, in any case,
shall not be more than one hundred eighty (180)
days, and in the case of a meeting of Shareholders
not less than ten (10) days, prior to the date on
which such meeting is to be held or the date on
which such other particular action requiring
determination of Shareholders is to be taken, as the
case may be. In the case of a meeting of
Shareholders, the meeting date set forth in the notice
to Shareholders accompanying the proxy statement
shall be the date used for purposes of calculating the
180 day or 10 day period, and any adjourned
meeting may be reconvened without a change in
record date. In lieu of fixing a record date, the
Trustees may provide that the transfer books shall
be closed for a stated period but not to exceed, in
any case, twenty (20) days. If the transfer books are
closed for the purpose of determining Shareholders
entitled to notice of a vote at a meeting of
Shareholders, such books shall be closed for at least
ten (10) days immediately preceding the meeting.
SECTION 11.3. Seal. The Trustees shall adopt a seal,
which shall be in such form and shall have such
inscription thereon as the Trustees may from time to
time provide. The seal of the Trust may be affixed to
any document, and the seal and its attestation may be
lithographed, engraved or otherwise printed on any
document with the same force and effect as if it had
been imprinted and attested manually in the same
manner and with the same effect as if done by a
Massachusetts business corporation under
Massachusetts law.
SECTION 11.4. Fiscal Year. The fiscal year of the
Trust shall end on such date as the Trustees may by
resolution specify, and the Trustees may by resolution
change such date for future fiscal years at any time
and from time to time.
SECTION 11.5. Orders for Payment of Money. All
orders or instructions for the payment of money of the
Trust, and all notes or other evidences of indebtedness
issued in the name of the Trust, shall be signed by
such officer or officers or such other person or
persons as the Trustees may from time to time
designate, or as may be specified in or pursuant to the
agreement between the Trust and the bank or trust
company appointed as Custodian of the securities and
funds of the Trust.
ARTICLE XII
Compliance With Federal Regulations
The Trustees are hereby empowered to take such
action as they may deem to be necessary, desirable or
appropriate so that the Trust is or shall be in
compliance with any federal or state statute, rule or
regulation with which compliance by the Trust is
required.
ARTICLE XIII
Amendments
These By-Laws may be amended, altered, or repealed,
or new By-Laws may be adopted, (a) by a Majority
Shareholder Vote, or (b) by the Trustees; provided,
however, that no By-Law may be amended, adopted
or repealed by the Trustees if such amendment,
adoption or repeal requires, pursuant to law, the
Declaration, or these By-Laws, a vote of the
Shareholders. The Trustees shall in no event adopt
By-Laws which are in conflict with the Declaration,
and any apparent inconsistency shall be construed in
favor of the related provisions in the Declaration.
ARTICLE XIV
Declaration of Trust
The Declaration of Trust establishing Morgan
Stanley California Tax-Free Daily Income Trust,
dated April 25, 1988, a copy of which, together with
all amendments thereto, is on file in the office of the
Secretary of the Commonwealth of Massachusetts,
provides that the name Morgan Stanley California
Tax-Free Daily Income Trust refers to the Trustees
under the Declaration collectively as Trustees, but
not as individuals or personally; and no Trustee,
Shareholder, officer, employee or agent of Morgan
Stanley California Tax-Free Daily Income Trust shall
be held to any personal liability, nor shall resort be
had to their private property for the satisfaction of
any obligation or claim or otherwise, in connection
with the affairs of said Morgan Stanley California
Tax-Free Daily Income Trust, but the Trust Estate
only shall be liable.
14